Exhibit 99.4

FISERV, INC. 255 FISERV DRIVE BROOKFIELD, WI 53045	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E61415-TBD	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FISERV, INC.

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

1.

To approve the issuance of shares of Fiserv, Inc. common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated January 16, 2019, by and among Fiserv, Inc., 300 Holdings, Inc., and First Data Corporation.

						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.				To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve Proposal 1 have not been obtained.		☐	☐	☐

NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, the undersigned also authorizes the named proxies to vote on such matters in their discretion.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Joint Proxy and Consent Solicitation Statement/Prospectus

are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E61416-TBD

FISERV, INC.

Special Meeting of Shareholders

April 18, 2019

This proxy is solicited by the Board of Directors

The undersigned hereby appoints GLENN M. RENWICK, JEFFERY W. YABUKI and LYNN S. MCCREARY as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as set forth herein, all the shares of common stock of Fiserv, Inc. held of record by the undersigned on March 11, 2019 at the Special Meeting of Shareholders to be held on April 18, 2019 and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” proposals 1 and 2. If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their discretion.

This proxy covers all the shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the 401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries (the “Plan”). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 pm ET on April 15, 2019, the Plan’s Trustee will be deemed to have been instructed to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely voting instructions from others.

Continued and must be signed and dated on reverse side